Exhibit 10.1

LOCK-UP AGREEMENT

August 26, 2015

Garnero Group Acquisition Company

Av. Brig. Faria Lima

1485-19 Andar

Brasilinvest Plaza, CEP 01452-002

São Paulo, Brasil

Ladies and Gentlemen:

Reference is hereby made to the Investment Agreement (the “Investment Agreement”), dated as of August 26, 2015, by and among Garnero Group Acquisition Company, a Cayman Islands company (“GGAC”), Q1 Comercial de Roupas S.A., a Brazilian company, Alvaro Jabur Maluf Junior, Paulo Jabur Maluf and the persons listed under the caption “Optionholder” on the signature pages thereto. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Investment Agreement.

In order to induce the parties to consummate the transactions contemplated by the Investment Agreement, the undersigned agrees not to, either directly or indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any GGAC Ordinary Shares, issued to the undersigned in connection with the Investment Agreement (the “Restricted Securities”);

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise; or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities.

As used herein, “Restricted Period” means the period commencing on the Closing Date and ending (1) with respect to 50% of the GGAC Ordinary Shares issued to the undersigned, the earlier of one year after the Closing Date and the date on which the closing price of the GGAC Ordinary Shares equals or exceeds $13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Closing Date and (2) with respect to the remaining 50% of the GGAC Ordinary Shares issued to the undersigned, one year after the Closing Date, or earlier, in either case, if, subsequent to the Closing Date, GGAC consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property.

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Notwithstanding the foregoing limitations, the undersigned may, either during the undersigned’s lifetime or upon the undersigned’s death, Transfer any or all of the Restricted Securities, (i) in a transaction that does not involve a public offering (as such term is used in the Federal securities laws of the United States) and is not made through a securities exchange or an over-the-counter securities market; (ii) by gift, will or intestate succession, judicial decree or other transfer to the undersigned’s Family Members (as defined below) or to a trust, corporation, partnership, limited liability company or similar entity, the beneficiaries, stockholders, partners, members or other equity holders of which are the undersigned or the undersigned’s Family Members or a charitable organization; (iii) pursuant to a qualified domestic relations order; or (iv) to Affiliates of the undersigned or any investment fund or entity controlled or managed by the undersigned or its Affiliates, including, without limitation, if the undersigned is a corporation, partnership, limited liability company or other business entity, a distribution of securities to partners, members, stockholders or other equity holders of the undersigned; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee executes a lock-up agreement with terms and restrictions no less restrictive than the provisions of this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “Family Member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse.

Nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended; provided that it shall be a condition to the establishment of any such Plan that no sales of GGAC’s share capital shall be made pursuant to such a plan prior to the expiration of the Restricted Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the U.S. Securities and Exchange Commission or any other regulatory authority shall be required or shall be made voluntarily by the undersigned, GGAC or any other person, prior to the expiration of the Restricted Period.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released, from time to time, in whole or part from the terms hereof upon the consent of the Committee.

GGAC hereby represents and warrants to the undersigned that the lock-up restrictions set forth herein are no more restrictive to the undersigned than those lock-up restrictions applicable to Mario Garnero, Javier Martin Riva, John Tonelli, Corrado Clini and Nelson Narcisco Filho (collectively, the “Sponsors”) in that certain Share Escrow Agreement, dated as of June 25, 2014, by and among GGAC, the Sponsors and Continental Stock Transfer & Trust Company, as escrow agent (the “Sponsor Lock-Up Restrictions”).

If any Sponsor is granted early release from its Sponsor Lock-Up Restrictions during the applicable restricted period, then the undersigned shall also be granted an early release upon similar terms and conditions from its obligations hereunder on a pro-rata basis based on the maximum percentage of GGAC Ordinary Shares held by such Sponsor which are being released. In the event that any such Sponsor’s Sponsor Lock-Up Restrictions are otherwise amended, waived or modified in a manner that makes the lock-up restrictions set forth herein more restrictive to the undersigned than the Sponsor Lock-Up Restrictions, this Lock-Up Agreement shall be promptly amended to be no more restrictive to the undersigned than such amended, waived or modified Sponsor Lock-Up Restrictions. GGAC shall use reasonable efforts to provide at least ten days’ prior written notice to the undersigned upon the occurrence of any of the foregoing.

The undersigned hereby authorizes GGAC’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-Up Agreement.

This Lock-Up Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives, and shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. All disputes arising under this Agreement shall be handled in accordance with Section 10.12 of the Investment Agreement.

[Signature page follows]

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Very Truly Yours,

Signature

Name:

Address:

ACKNOWLEDGED AND AGREED BY:

GARNERO GROUP ACQUISITION COMPANY

By:
Name:
Title:

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